Exhibit 10.2

FINAL

AMENDMENT NO. 2
TO THE SECOND
AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

The Board (as defined below) desires to approve this Amendment No. 2 (this “Amendment”) to that certain Second Amended and Restated Limited Liability Company Agreement of Radiation Therapy Investments, LLC (the “Company”), dated as of March 25, 2008 (as amended by that certain Amendment No. 1 to the Second Amended and Restated Limited Liability Company Agreement, dated as of November 24, 2010, the “LLC Agreement”).  All capitalized terms used herein and not otherwise defined shall have the meaning set forth in the LLC Agreement.

WHEREAS, the Board desires to amend Section 3.1(a) of the LLC Agreement to authorize 13,660.4486 additional Preferred Units and 258,955.1413 additional Class A Units of the Company;

WHEREAS, the Board desires to amend Section 3.3(a) of the LLC Agreement to provide that Class B Units and Class C Units that are repurchased by the Company may be re-issued at such time and upon such terms as determined by the Board or the Compensation Committee;

WHEREAS, Section 9.5 of the LLC Agreement provides that the Board of Managers of the Company (the “Board”) shall have the right to amend or modify the LLC Agreement;

WHEREAS, Section 6.10(b) of the LLC Agreement provides that the Board shall not, without the prior written consent of the Vestar Group Majority Holders, amend the organizational documents of the Company or any of its Subsidiaries, including the LLC Agreement;

NOW, THEREFORE, in consideration of the foregoing recitals, mutual agreements contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             Section 3.1(a) of the LLC Agreement is hereby amended and restated in its entirety as follows:

“(a)         Units; Initial Capitalization.  Each Member’s interest in the Company, including such Member’s interest, if any, in the capital, income, gain, loss, deduction and expense of the Company and the right to vote, if any, on certain Company matters as provided in this Agreement shall be represented by units of limited liability company interest (each a “Unit”).  The Company initially shall have four authorized classes of Units, designated Preferred Units, Class A Units, Class B Units and Class C Units, with 546,182.2686 Preferred Units, 10,283,955.1413 Class A Units, 526,262.5000 Class B Units and 967,848.8492 Class C Units authorized for issuance.  On the date hereof, the issued and outstanding Units consist of 541,308.2661 Preferred Units, 10,261,347.1413 Class A Units, 516,614.3368 Class B Units and 938,359.6682 Class C Units.  The ownership by a Unitholder of Units shall entitle such Unitholder to allocations of profits and losses and other items and distributions of cash and other property as is set forth in Article IV and Article V.”

2.             Section 3.3(a) of the LLC Agreement is hereby amended and restated in its entirety as follows:

“(a)         Authorization of Class B Units and Class C Units.  Subject to Section 6.10(b), the Class B Units and Class C Units are authorized and reserved for issuance to employees, officers, directors and other service providers of or to the Company and its Subsidiaries, and the Board of Managers or the Compensation Committee from time to time may establish such vesting, forfeiture and repurchase criteria, and such Floor Amount, for any Class B Units and Class C Units as the Board of Managers or the Compensation Committee in its discretion determines (and as may be set forth in the applicable Management Grant Agreement).  Any Class B Unit or Class C Unit that is forfeited by, or repurchased by the Company from, any Person pursuant to the provisions of the applicable agreement between such Person and the Company shall be deemed to have been acquired by the Company and may, subject to Section 6.10(b), be re-issued to employees, officers, directors or other service providers of or to the Company and its Subsidiaries at such time and upon such terms and subject to such conditions as the Board of Managers or the Compensation Committee determines.”

3.             This Amendment shall become effective upon its approval by the Board and the Vestar Majority Holders in accordance with Section 6.10(b) and 9.5 of the LLC Agreement.  Upon the effectiveness of this Amendment, each reference in the LLC Agreement to “this Agreement”, “herein”, “hereof” and words of like import and each reference in the LLC Agreement shall mean the LLC Agreement as amended hereby.

4.             Except as specifically set forth above, the LLC Agreement shall remain in full force and effect and is hereby ratified and confirmed.

5.             THIS AMENDMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE, EXCLUDING ANY CONFLICT OF LAWS RULE OR PRINCIPLE THAT MIGHT REFER THE GOVERNANCE OR THE CONSTRUCTION OF THIS AGREEMENT TO THE LAW OF ANOTHER JURISDICTION.

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